Exhibit 99.1

     Image Entertainment and Hip Hop Magazine ``The Source'' Sign Exclusive
           Distribution Agreement for Branded Video and Audio Projects


     CHATSWORTH, Calif.--(BUSINESS WIRE)--Feb. 14, 2006--

            Two Companies Settle Existing Litigation and Move Forward
              with Popular "Hip Hop Hits" Series and Other Releases
                          from Leading Hip Hop Artists

     Image Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today announced it has amicably resolved all existing litigation and arbitration with Source Entertainment, Inc., the sister company of Source Enterprises, Inc., publisher of hip hop magazine The Source, clearing the way for the two companies to strongly reestablish their years-long business relationship with a series of Source-branded DVD and CD products.
     As a result of the agreement between the companies, Image now possesses the exclusive rights to all Source video and audio projects, the first one being "Hip Hop Hits Volume 11," slated for release in the fall. The popular Source "Hip Hop Hits" series is expected to continue with additional releases for the foreseeable future.
     "We were extremely excited to meet The Source's new management team," said George Steele, vice president of Image Music Group, a wholly owned subsidiary of Image Entertainment, Inc. "They have been very professional and really understand the business and the need to forge ahead together. The Hip Hop Hits series in particular has been wildly successful for us, and we're glad to be able to continue working with The Source on this and other projects."
     In addition to helping select hit compilation tracks and co-producing other new Source-branded video and audio projects, The Source will provide advertising support in its print magazine and on its websites for DVDs and CDs that it releases with Image.
     "I know I speak for everyone at The Source when I say we are thrilled to resume our strong relationship with Image Entertainment," said Jeremy Miller, President and CEO of The Source. "We have a history of success together, and our content and brand combined with their deep distribution channels and unsurpassed knowledge of retail is truly a winning combination."

     About The Source:

     The Source is the most widely recognized and well-respected brand name in communications for Hip Hop fans across the globe, earned through The Source Magazine's role as the most trusted media voice for the hip hop movement for over 18 years. The Source is the #1 selling music magazine on newsstands in America, reaching nearly 9 million readers per month. The Source business brand has been built into a renowned trademark, with extensions in music, television and consumer products. Most recently, they have launched The Source Latino and The Source Japan magazines. The company is headquartered in New York City at: 11 Broadway, Suite 360, New York, NY 10004.

     About Image Entertainment:

     Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,000 exclusive DVD titles and over 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., exclusive video on demand, streaming video and download rights. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. The Company's subsidiary Image Entertainment (UK) maintains a content acquisition office in London, England. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

     Forward-Looking Statements:

     This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe," and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause action outcomes and results to differ materially from current expectations.
     These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


     CONTACT: Press/Corporate Contact:
              THE HONIG COMPANY, INC.
              Steve Honig, 310-246-1801
              press@honigcompany.com
              or
              Investor Relations:
              MKR Group, LLC
              Charles Messman or Todd Kehrli, 818-556-3700 ir@mkr-group.com